NUVEEN INVESTMENT TRUST II

AMENDED AND RESTATED DESIGNATION OF SERIES OF

SHARES OF BENEFICIAL INTEREST

WHEREAS, pursuant to Section 2 of Article IV of the Declaration of Trust dated June 27, 1997 (the “Declaration”), of Nuveen Investment Trust II, a Massachusetts business trust (the “Trust”), the Trustees of the Trust, on June 27, 1997 established and designated one series of Shares (as defined in the Declaration) of the Trust by the execution of instruments establishing and designating such series and setting forth the special and relative rights of such series (the “Designation”);

WHEREAS, on August 13, 1997, the Trustees amended the Designation in order to redesignate the name of the series from Nuveen Blue Chip Growth Fund to Nuveen Rittenhouse Growth Fund;

WHEREAS, on October 15, 1999, the Trustees amended and restated the Designation in order to establish and designate two additional series of shares, Nuveen Innovation Fund and Nuveen International Growth Fund;

WHEREAS, on September 11, 2000, the Trustees amended and restated the Designation in order to establish and designate one additional series of shares, Nuveen Select Stock Fund;

WHEREAS, on October 7, 2002, the Trustees of the Trust amended and restated the Designation solely to change the name of the series designated Nuveen International Growth Fund to the Nuveen NWQ International Value Fund;

WHEREAS, on July 28, 2003, Nuveen Innovation Fund was acquired by Nuveen Rittenhouse Growth Fund and terminated as a series of the Trust pursuant to an Agreement and Plan of Reorganization approved by the Trustees of the Trust and the Shareholders of Nuveen Innovation Fund;

WHEREAS, on December 19, 2005, the Trustees amended and restated the Designation in order to terminate the Nuveen Select Stock Fund, as a series of the Trust, and to establish and designate four additional series of Shares, Nuveen NWQ All-Cap Global Fund, Nuveen Santa Barbara Growth Fund, Nuveen Santa Barbara Growth Opportunities Fund, and Nuveen Santa Barbara Dividend Growth Fund;

WHEREAS, the Trustees of the Trust, effective February 20, 2006, amended and restated the Designation to change the name of the series designated Nuveen NWQ All-Cap Global Fund to Nuveen NWQ Global All-Cap Fund, and to establish and designate four additional series of Shares, Nuveen Symphony All-Cap Core Fund, Nuveen Symphony Mid-Cap Core Fund, Nuveen Symphony Small-Mid Cap Core Fund and Nuveen Symphony Large-Cap Value Fund;

WHEREAS, the Trustees of the Trust, effective June 30, 2006, amended the Designation to change the name of the series designated Nuveen NWQ Global All-Cap Fund to Nuveen Tradewinds Global All-Cap Fund and to change the name of the series designated Nuveen NWQ International Value Fund to Nuveen Tradewinds International Value Fund;

WHEREAS, the Trustees of the Trust, effective September 15, 2006, amended the Designation to establish and designate two additional series of Shares, Nuveen Symphony Large-Cap Growth Fund and Nuveen Tradewinds Global Resources Fund;

WHEREAS, the Trustees of the Trust, effective March 16, 2007, amended and restated the Designation to establish and designate one additional series of Shares, Nuveen Symphony Optimized Alpha Fund;

WHEREAS, the Trustees of the Trust, effective August 1, 2007, amended and restated the Designation to establish and designate two additional series of Shares, Nuveen Rittenhouse Strategic Growth Fund and Nuveen Rittenhouse Mid-Cap Growth Fund;

WHEREAS, the Trustees of the Trust, effective January 28, 2008, amended and restated the Designation to establish and designate one additional series of Shares, Nuveen Symphony International Equity Fund;

WHEREAS, the Trustees of the Trust, effective August 14, 2008, amended and restated the Designation to establish and designate two additional series of Shares, Nuveen Santa Barbara International Equity Fund and Nuveen Santa Barbara Global Equity;

WHEREAS, the Trustees of the Trust, effective October 1, 2008, amended and restated the Designation to establish and designate five additional series of Shares, Nuveen Santa Barbara Growth Plus Fund, Nuveen Tradewinds Global All-Cap Plus Fund, Nuveen Santa Barbara EcoLogic Fund, Nuveen Tradewinds Emerging Market Fund and Nuveen Tradewinds Japan Fund;

WHEREAS, the Trustees of the Trust, effective November 19, 2008, amended and restated the Designation to correct the name of the series designated, Nuveen Santa Barbara EcoLogic Fund to Nuveen Santa Barbara EcoLogic Equity Fund, and to correct the name of the series designated, Nuveen Tradewinds Emerging Market Fund to Nuveen Tradewinds Emerging Markets Fund;

WHEREAS, the Trustees of the Trust, effective January 12, 2009, amended and restated the Designation to establish and designate one additional series of Shares, Nuveen Winslow Large-Cap Growth Fund;

WHEREAS, on June 26, 2009, Nuveen Rittenhouse Growth Fund was acquired by Nuveen Santa Barbara Dividend Growth Fund and terminated as a series of the Trust pursuant to an Agreement and Plan of Reorganization approved by the Trustees of the Trust and the Shareholders of Nuveen Rittenhouse Growth Fund;

WHEREAS, the Trustees of the Trust, effective August 10, 2009, amended and restated the Designation to change the name of Nuveen Rittenhouse Strategic Growth Fund to the Nuveen Santa Barbara Strategic Growth Fund, and to change the name of Nuveen Rittenhouse Mid-Cap Growth Fund to the Nuveen Santa Barbara Mid-Cap Growth Fund;

WHEREAS, on February 15, 2010 the Trustees of the Trust, amended and restated the Designation to establish and designate one additional series of Shares, Nuveen Tradewinds Global Flexible Allocation Fund;

WHEREAS, the Trustees of the Trust, amended and restated the Designation to terminate five series of shares:

Nuveen Santa Barbara EcoLogic Equity Fund

Nuveen Santa Barbara Growth Opportunities Fund

Nuveen Santa Barbara Strategic Growth Fund

Nuveen Santa Barbara Mid-Cap Growth Fund

Nuveen Symphony All-Cap Core Fund;

WHEREAS, the Trustees of the Trust, effective May 25, 2011, amended and restated the Designation to establish and designate one additional series of Shares, Nuveen Tradewinds Small-Cap Opportunities Fund to have the special and relative rights described below;

WHEREAS, the Trustees of the Trust, effective June 16, 2011, amended and restated the Designation to change the name of Nuveen Santa Barbara Global Equity Fund to the Nuveen Santa Barbara Global Growth Fund, and,

effective August 25, 2011, to change the name of Nuveen Santa Barbara International Equity Fund to the Nuveen Santa Barbara International Growth Fund;

WHEREAS, the Trustees of the Trust, effective November 15, 2011, amended and restated the Designation to change the name of Nuveen Santa Barbara Growth Plus Fund to the Nuveen Santa Barbara Long/Short Equity Fund;

WHEREAS, the Trustees of the Trust, effective February 13, 2012, amended and restated the Designation to establish and designate one additional series of Shares, Nuveen Tradewinds TMT Value Opportunities Fund;

WHEREAS, the Trustees of the Trust, effective March 27, 2012, amended and restated the Designation to establish and designate two additional series of Shares, Nuveen Santa Barbara Global Dividend Growth Fund and Nuveen Santa Barbara International Dividend Growth Fund;

WHEREAS, the Trustees of the Trust on March 22, 2012, approved the liquidation of Nuveen Tradewinds Global All-Cap Plus Fund and the liquidation was effective on May 23, 2012;

WHEREAS, the Trustees of the Trust on May 21, 2012, approved the liquidation of Nuveen Tradewinds Global Flexible Allocation Fund and the liquidation was effective on June 27, 2012;

WHEREAS, the Trustees of the Trust on July 31, 2012, approved the liquidation of the Nuveen Symphony Small-Mid Cap Core Fund and the Nuveen Symphony Large-Cap Value Fund and the liquidations were effective on September 26, 2012;

WHEREAS, the Trustees of the Trust on February 28, 2013, approved removing Nuveen Tradewinds TMT Value Opportunities Fund as a series of the Trust;

WHEREAS, the Trustees of the Trust, effective March 1, 2013, amended and restated the Designation to change the name of the following funds:

Nuveen Santa Barbara Growth Fund changed to the Nuveen Growth Fund,

Nuveen Santa Barbara Global Growth Fund changed to the Nuveen Global Growth Fund,

Nuveen Santa Barbara International Growth Fund changed to the Nuveen International Growth Fund, and

Nuveen Santa Barbara Long/Short Equity Fund changed to the Nuveen Equity Long/Short Fund;

WHEREAS, the Trustees of the Trust, effective May 31, 2013, amended and restated the Designation to change the name of Nuveen Symphony Optimized Alpha Fund to the Nuveen Symphony Low Volatility Equity Fund;

WHEREAS, the Trustees of the Trust, amended and restated the Designation in order to correct a scrivener’s error in the Amended and Restated Designations of Series of Shares of Beneficial Interest, effective on March 1, 2013 and May 31, 2013, respectively, each of which inadvertently omitted Nuveen Tradewinds Japan Fund (the “Japan Fund”) as a series of the Trust, and confirmed that the Japan Fund has been a series of the Trust since its establishment on October 1, 2008;

WHEREAS, the Trustees of the Trust, effective August 7, 2013, amended and restated the Designation to establish and designate two additional series of Shares, Nuveen Symphony Long/Short Equity Fund and Nuveen Symphony Small Cap Core Fund;

WHEREAS, the Trustees of the Trust on August 8, 2013, approved the liquidation of Nuveen Tradewinds Global Resources Fund and the Nuveen Tradewinds Small-Cap Opportunities Fund and the liquidations were effective on October 11, 2013;

WHEREAS, the Trustees of the Trust, effective September 18, 2013, amended and restated the Designation to change the name of the series designated Nuveen Symphony Long/Short Equity Fund to Nuveen Symphony Dynamic Equity Fund;

WHEREAS, the Trustees of the Trust, effective May 13, 2015, amended and restated the Designation to establish and designate one additional series of Shares, Nuveen Winslow Managed Volatility Equity Fund;

WHEREAS, the Trustees of the Trust at meetings held April 12-13, 2016, approved the liquidation of Nuveen Global Growth Fund and the Nuveen Tradewinds Emerging Markets Fund and the liquidations were effected on June 24, 2016;

WHEREAS, the Trustees of the Trust, effective August 1, 2016, amended and restated the Designation to change the name of the series designated Nuveen Tradewinds International Value Fund to Nuveen NWQ International Value Fund and the name of the series designated Nuveen Tradewinds Japan Fund to Nuveen NWQ Japan Fund; and

WHEREAS, the Trustees of the Trust, effective November 18, 2016, amended and restated the Designation to establish and designate one additional series of Shares, Nuveen Winslow International Small Cap Fund, to have the special and relative rights described below;

WHEREAS, the Trustees of the Trust at meetings held February 21-23, 2017, approved the liquidation of Nuveen Winslow Managed Volatility Equity Fund and the liquidation was effected on March 3, 2017;

WHEREAS, the Trustees of the Trust at meetings held May 24-26, 2016, approved the reorganization of Nuveen Tradewinds Global All-Cap Fund into the Nuveen NWQ Global Equity Income Fund, and the reorganization was approved by shareholders and effected on March 24, 2017;

WHEREAS, the Trustees of the Trust at meetings held April 11-12, 2017, approved the liquidation of Nuveen Symphony Dynamic Equity Fund and the liquidation was effected on June 22, 2017;

WHEREAS, the Trustees of the Trust at meetings held May 23-25, 2017, approved the liquidation of Nuveen NWQ Japan Fund and the liquidation was effected on July 24, 2017;

WHEREAS, the Trustees of the Trust at meetings held February 27-March 1, 2018, approved the liquidation of the Nuveen Symphony International Equity Fund, Nuveen Symphony Mid-Cap Core Fund and Nuveen Symphony Small-Cap Core Fund and the liquidations were effective on May 11, 2018;

WHEREAS, the Trustees of the Trust, effective August 9, 2018, amended and restated the Designation to establish and designate one additional series of Shares, Nuveen Emerging Markets Equity Fund, to have the special and relative rights described below;

WHEREAS, the Trustees of the Trust at meetings held February 27-March 1, 2018, approved the reorganization of the Nuveen Growth Fund and the Nuveen Symphony Large-Cap Growth Fund into the Nuveen Large Cap Growth Fund and the reorganizations were approved by shareholders and effected on August 24 2018;

WHEREAS, the Trustees of the Trust at meetings held April 10-11, 2018, approved the reorganization of the Nuveen Symphony Low Volatility Equity Fund into the Nuveen Santa Barbara Dividend Growth Fund and the reorganization was approved by shareholders and effected on August 24, 2018;

WHEREAS, the Trustees of the Trust, effective September 21, 2018, amended and restated the Designation to establish and designate one additional series of Shares, Nuveen Winslow International Large Cap Fund, to have the special and relative rights described below;

WHEREAS, effective February 3, 2020, the Trustees of the Trust amended and restated the Designation to change the name of the series designated Nuveen Winslow Large-Cap Growth Fund to the Nuveen Winslow Large-Cap Growth ESG Fund;

WHEREAS, the Trustees of the Trust at a meeting held September 20, 2021, approved the liquidation of the Nuveen Winslow International Large Cap Fund, and the liquidation was effective on October 6, 2021;

WHEREAS, the Trustees of the Trust, effective October 29, 2021, amended and restated the Designation to change the name of the series designated Nuveen NWQ International Value Fund to Nuveen International Value Fund;

WHEREAS, effective November 30, 2021, the Trustees of the Trust, amended and restated the Designation to change the names of the following designated series:

Current Fund Name	New Fund Name
Nuveen Santa Barbara Dividend Growth Fund	Nuveen Dividend Growth Fund
Nuveen Santa Barbara Global Dividend Growth Fund	Nuveen Global Dividend Growth Fund
Nuveen Santa Barbara International Dividend Growth Fund	Nuveen International Dividend Growth Fund

WHEREAS, effective December 1, 2021, the Trustees of the Trust amended and restated the Designation to change the name of the series designated Nuveen Winslow International Small Cap Fund to Nuveen International Small Cap Fund;

WHEREAS, the Trustees of the Trust at meetings held May 23-25, 2022, approved the liquidation of the Nuveen Emerging Markets Equity Fund and the liquidation was effected on July 26, 2022;

WHEREAS, the Trustees of the Trust at meetings held August 2-4, 2022, approved the reorganization of the Nuveen International Growth Fund into TIAA-CREF International Opportunities Fund and the reorganization was approved by shareholders and effected on October 28, 2022; and

WHEREAS, the Trustees of the Trust at a meeting held February 6, 2025, approved the liquidation of the Nuveen International Small Cap Fund and the liquidation was effected on March 27, 2025;

WHEREAS, the Trustees of the Trust at a meeting held September 18, 2025, approved the liquidation of the Nuveen International Dividend Growth Fund and the liquidation was effected on November 18, 2025;

NOW, THEREFORE, the Trustees of the Trust do hereby amend and restate the Designation as follows:

1.	The following series of Shares (each a “Fund”) are established and designated:

Nuveen Equity Long/Short Fund

Nuveen International Value Fund

Nuveen Dividend Growth Fund

Nuveen Global Dividend Growth Fund

Nuveen Winslow Large-Cap Growth ESG Fund

2.  Each Fund shall be authorized to hold cash, invest in securities, instruments and other property and use investment techniques as from time to time described in the Trust’s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of such Fund. Each Share of each Fund shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which Shareholders of that Fund may vote in accordance with the Declaration, shall represent a pro rata beneficial interest in the assets allocated or belonging to such Fund, and shall be entitled to receive its pro rata share of the net assets of such Fund upon liquidation of such Fund, all as provided in Article IV, Sections 2 and 5 of the Declaration. The proceeds of the sale of Shares of such Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to such Fund, unless otherwise required by law.

3.  Shareholders of each Fund shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to such Fund as provided in Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rules, and by the Declaration.

4.  The assets and liabilities of the Trust shall be allocated among each Fund as set forth in Article IV, Section 5 of the Declaration.

5.  The designation of the Funds hereby shall not impair the power of the Trustees from time to time to designate additional series of Shares of the Trust.

6.  Subject to the applicable provisions of the 1940 Act and the provisions of Article IV, Sections 2 and 5 of the Declaration, the Trustees shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of each Fund now or hereafter created, or to otherwise change the special relative rights of the Funds designated hereby without any action or consent of the Shareholders.

IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 15th day of December, 2025.

/s/ Joseph A. Boateng	/s/ Michael A. Forrester
Joseph A. Boateng,	Michael A. Forrester,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Thomas J. Kenny	/s/ Amy B.R. Lancellota
Thomas J. Kenny,	Amy B.R. Lancellotta,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Joanne T. Medero	/s/ Abin F. Moschner
Joanne T. Medero,	Albin F. Moschner,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ John K. Nelson	/s/ Loren M. Starr
John K. Nelson,	Loren M. Starr,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Matthew Thornton III	/s/ Terence J. Toth
Matthew Thornton III,	Terence J. Toth,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Margaret L. Wolff	/s/ Robert L. Young
Margaret L. Wolff,	Robert L. Young,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606